Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated April 29, 2005, relating to the financial statements and financial statement schedule of ACCO World Corporation which appear in ACCO World Corporation’s Registration Statement on Form S-4 (No. 333-124946). We also consent to the reference to us under the heading “Experts” in this Registration Statement on Form S-8.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Chicago, Illinois

August 16, 2005